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                                                                   EXHIBIT 10.15
                              CONSULTING AGREEMENT


     This Consulting Agreement ("Agreement") is made and entered into as of this 1st day of January, 2003, by and between SOUTHWEST GEORGIA BANK (the "Bank") and JOHN H. CLARK ("Consultant").

     In consideration of the promises and undertakings herein, the sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. CONSULTING SERVICES. Consultant has served as Chairman of the Bank and retired from the Bank on 12-31-2002 ("Separation Date"). In order to insure an orderly transition, Consultant and the Bank agree that Consultant will, during the period beginning on January l, 2003 and continuing through December 31, 2007, be available from time to time to provide consulting advice and assistance to the Bank as reasonably requested, such consulting services not to exceed an average of two business days per week in each six month period during the term hereof.

     2. AUTHORITY. Consultant does not have, nor shall he hold himself out as having, any right, power, or authority to create any contract or obligation, either express or implied, on behalf, in the name of, or binding upon the Bank, unless the Bank shall consent thereto in advance in writing.

     3. CONSIDERATION. Consultant shall be compensated at a rate of $5,000.00 per month for performance of the services described in paragraph I above, the first payment of which is due on February l, 2003 and then on the first day of each month thereafter through January 1, 2008. The Bank will reimburse Executive for the reasonable out-of-pocket expenses (including business travel and entertainment) which he incurs in performing his consulting services under this Agreement.

     4. INDEPENDENT CONTRACTOR. Consultant understands and agrees that he shall not be considered an employee of the Bank; during the term of this Agreement, he shall be classified as an independent contractor; and that he shall be wholly and exclusively responsible for and shall pay any and all taxes, fees and assessments (and all interest and penalties thereon) of every kind and nature arising by reason of, or in connection with, Consultant's performance hereunder.

     3. GOVERNING LAW. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Georgia, without regard to its of conflict of law rules.

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     IN WITNESS WHEREOF, the Bank and Consultant have executed this Agreement as of the day and year first written above.

                                          CONSULTANT


                                               /s/ John H. Clark
                                          --------------------------------
                                          John H. Clark


                                          SOUTHWEST GEORGIA BANK


                                          By: /s/ DeWitt Drew
                                             -----------------------------
                                          Title: President & CEO
                                                --------------------------










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